UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	November 6, 2007 (November 5, 2007)

ACG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-97090-01	62-1395968

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(615) 377-0377

(Former name or former address, if changed since last report.)
AMERICAN COLOR GRAPHICS, INC.

(Exact name of registrant as specified in its charter)

New York	33-97090	16-1003976

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(615) 377-0377

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
American Color Graphics, Inc. (“Graphics”) has commenced a consent solicitation (the “Consent Solicitation”) requesting holders of at least 90% of the principal amount of its 10% Senior Second Secured Notes due 2010 (the “Notes”) to (a) defer to March 15, 2008, the semi-annual payment of cash interest on the Notes held by consenting holders, which is currently due on December 15, 2007, and (b) amend certain covenants in the indenture for the Notes. The Consent Solicitation will be conducted pursuant to a Consent Solicitation Statement dated November 5, 2007.
Graphics has also entered into a Consent Agreement (the “Consent Agreement”) with the holders of 78.4% of the Notes to give their consent to such deferral and amendments. Such Noteholders party to the consent Agreement have agreed to give their consent not later than November 7, 2007. The obligation of such Noteholders to consent to such deferral and amendments is subject to certain conditions. The Consent Solicitation will remain open until 11:00 AM, New York City time, on November 14, 2007, unless accelerated or further extended under conditions set forth in the Consent Solicitation Statement.
Graphics has also negotiated with the administrative agent for its existing senior bank credit facilities a proposed amendment and waiver to such facilities (the “Bank Credit Amendment and Waiver”) that would, among other things, (a) provide for an additional $5 million term loan to Graphics under its existing term loan facility upon the effectiveness of the proposed Bank Credit Waiver and Amendment, and (b) waive until February 15, 2008, any default under such bank credit facilities resulting from noncompliance with the first lien coverage ratio covenant in each facility as of September 30, and December 31, 2007, for all purposes of such facilities (including, without limitation, for the purpose of determining Graphics’ entitlement to make additional borrowings under either such facility on or prior to such date). The Company does not believe that, unless the Consent Solicitation and proposed Bank Credit Amendment and Waiver become effective, it is probable that it will be in compliance with its first lien coverage ratio covenants under its bank credit facilities at or after November 29, 2007.
The proposed Bank Credit Amendment and Waiver would also (a) amend the covenant in each of its bank credit facilities requiring Graphics to maintain certain levels of minimum total liquidity and (b) waive until February 15, 2008, Graphics noncompliance with certain reporting requirement under such facilities.
Graphics believes the administrative agent and the requisite lenders under its bank credit facilities will execute the proposed Bank Credit Amendment and Waiver in connection with the closing of the Consent Solicitation. Graphics cannot provide any assurance that such proposed Bank Credit Amendment and Waiver will be executed.
The Consent Solicitation is subject to certain conditions, including without limitation, receipt of consents from holders (including the Noteholders party to the Consent Agreement) of at least 90% of the principal amount of the Notes, satisfaction of the closing conditions to effectiveness of the proposed Bank Credit Amendment and Waiver under the other customary closing conditions.

The effectiveness of the proposed Bank Credit Amendment and Waiver is subject to certain conditions, including without limitation, satisfaction of the closing conditions under the Consent Solicitation and other customary conditions.
Graphics believes that the Consent Solicitation and the proposed Bank Credit Amendment and Waiver would improve its liquidity and would provide it with additional time to pursue its strategic options with its significant stakeholders and with potential acquirers of Holdings.
As previously announced, Graphics’ Board of Directors has determined to conduct a review of its strategic options following the unilateral termination by Vertis, Inc. (“Vertis”) on October 1, 2007, of its letter of intent with Holdings covering a proposed merger between the two companies. As announced, these strategic options could include, among other things, seeking to exchange some or all the Notes for other securities of Graphics, seeking waivers or amendments from the requisite lenders under Graphics’ existing bank credit facilities and the Notes, seeking to incur additional indebtedness above currently permitted levels (if the requisite lenders under Graphics’ existing bank credit facilities and the Notes permit it), seeking to refinance its current bank credit facilities, seeking to sell Holdings, or taking other actions that could have a material effect on Holdings. Graphics cannot provide any assurance that any such alternative would be pursued or could be accomplished or as to the timing or terms of any such action.
In connection with the closing of the Consent Solicitation and the proposed Bank Credit Amendment and Waiver, Graphics will (a) deliver to certain advisors to the noteholders party to the Consent Agreement a nonbinding preliminary term sheet for a stand-alone restructuring plan for Graphics and also (b) request that Vertis modify its existing confidentiality agreement with Holdings to permit Holdings to discuss with such advisors any merger that may be proposed between Vertis and Holdings in the future and to provide certain information to such advisors in connection therewith.
This Form 8-K may contain forward-looking statements. The words “believes,” “anticipates,” “expects, “estimates,” “plans,” “intends,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from projected results. Factors that may cause these differences include fluctuations in the cost of raw materials Graphics uses, changes in the advertising, marketing and information services markets, the financial condition of Graphics’ customers, actions by Graphics’ competitors, changes in the legal or regulatory environment, general economic and business conditions in the U.S. and other countries, and changes in interest and foreign currency exchange rates. Consequently, any such forward-looking statements should be considered only as Graphics’ current plans, estimates, and beliefs. Even if those plans, estimates, or beliefs change because of future events or circumstances, Graphics declines any obligation to publicly update or revise any such forward-looking statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     The following exhibits are filed herewith:

Exhibit Number	Description
10.28
Consent Agreement dated as of November 5, 2007, among certain holders of or investment advisers or managers of discretionary accounts holding 10% Senior Second Secured Notes due 2010 of Graphics, Holdings and Graphics.

10.29	Consent Solicitation Statement, dated November 5, 2007, of Graphics.

99.1	Press Release, dated November 5, 2007, issued by Graphics.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ACG HOLDINGS, INC. AMERICAN COLOR GRAPHICS, INC.
By:	/s/ Patrick W. Kellick
Patrick W. Kellick
SENIOR VICE PRESIDENT CHIEF FINANCIAL OFFICER

Dated: November 6, 2007